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                                                                   EXHIBIT 10.59

                               MICHAEL T. TOMASZ

                              EMPLOYMENT AGREEMENT

     This Employment Agreement (this "Agreement"), is made and entered into as of the 4th day of December, 1996 (the "Effective Date"), by and between First Industrial Realty Trust, Inc., a Maryland corporation (the "Employer"), and Michael T. Tomasz (the "Executive").

                                    RECITALS

     A. The Employer desires to employ the Executive as an officer of the Employer for a specified term, and the Executive is willing to accept such employment upon the terms and conditions hereinafter set forth.

     B. The Employer recognizes that circumstances may arise in which a change of control of the Employer, through acquisition or otherwise, may occur, thereby causing uncertainty of employment without regard to the competence or past contributions of the Executive, and that such uncertainty may result in the loss of valuable services of the Executive. Accordingly, the Employer and the Executive wish to provide reasonable security to the Executive against changes in the employment relationship in the event of any such change of control.

     NOW, THEREFORE, in consideration of the premises and of the covenants and agreements hereinafter contained, it is covenanted and agreed by and between the parties hereto as follows:

                                   AGREEMENTS

     1. POSITION AND DUTIES. The Employer hereby employs the Executive as the President and Chief Executive Officer of the Employer, or in such other capacity as shall be mutually agreed between the Employer and the Executive. During the period of the Executive's employment hereunder, the Executive shall devote his best efforts and full business time, energy, skills and attention to the business and affairs of the Employer. The Executive's duties and authority shall consist of and include all duties and authority customarily performed and held by persons holding equivalent positions with business organizations similar in nature and size to the Employer, as such duties and authority are reasonably defined, modified and delegated from time to time by the Board of Directors of the Employer (the "Board"). The Executive shall have the powers necessary to perform the duties assigned to him, and shall be provided such supporting services, staff, secretarial and other assistance, office space and accouterments as shall be reasonably necessary and appropriate in the light of such assigned duties.

     2. COMPENSATION. As compensation for the services to be provided by the Executive hereunder, the Executive shall receive the following compensation and other benefits:



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        (a) BASE SALARY.  The Executive shall receive an aggregate annual minimum "Base Salary" at the rate of Two Hundred Fifty Thousand dollars ($250,000) per annum, payable in periodic installments in accordance with the regular payroll practices of the Employer. Such Base Salary shall be subject to review annually by the Compensation Committee of the Board during the term hereof, in accordance with the Employer's established compensation policies.

        (b) PERFORMANCE BONUS. The Executive shall receive an annual cash "Performance Bonus," payable within forty-five (45) days after the end of the fiscal year of the Employer, which shall be based upon company-wide and individual performance criteria mutually agreed upon from time to time by the Executive and the Board, and which shall be determined by the Board based upon the recommendation of the Compensation Committee thereof.

        (c) BENEFITS. The Executive shall be entitled to all perquisites extended to similarly situated executives, as such are stated in the Employer's Executive Perquisite Policy (the "Perquisite Policy") promulgated for the Board by the Compensation Committee of the Board, and which Perquisite Policy is hereby incorporated by reference, as amended from time to time. In addition, the Executive shall be entitled to participate in all plans and benefits generally, from time to time, accorded to employees of the Employer ("Benefit Plans"), all as determined by the Board from time to time based upon the input of its Compensation Committee. In addition to the foregoing perquisites, plans and benefits, the Executive shall receive the following "Cash Allowances":

           (i) a one thousand dollar ($1,000) per month automobile allowance;
      and

           (ii) four thousand dollars ($4,000) per year for personal financial planning and personal income tax preparation.

        (d) WITHHOLDING. The Employer shall be entitled to withhold, from amounts payable to the Executive hereunder, any federal, state or local withholding or other taxes or charges which it is from time to time required to withhold. The Employer shall be entitled to rely upon the opinion of its independent accountants, with regard to any question concerning the amount or requirement of any such withholding.

     3. TERM AND TERMINATION.

        (e) BASIC TERM. The Executive's employment hereunder shall be for a continuous and self-renewing three (3) year term, commencing as of the Effective Date, unless terminated by either party, with or without cause, effective as of the first (1st) business day after written notice to that effect is delivered to the other party. Notwithstanding the foregoing, the term of this Agreement shall, if not previously terminated, expire of its own accord, and without notice to or from either party, on the seventieth (70th) birthday of Executive ("Retirement Date").


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     (b) PREMATURE TERMINATION.

           (i) In the event of the termination of the employment of the Executive under this Agreement by the Employer for any reason other than a "for-cause" termination in accordance with the provisions of paragraph
      (d) of this Section 3, then notwithstanding any actual or allegedly available alternative employment or other mitigation of damages by or available to the Executive, the Executive shall, subject to the "Age-Based Adjustments" provided and defined in Section 3(h) below, be entitled to a "Lump Sum Payment" equal to the sum of: (w) his monthly Base Salary then payable, multiplied by the lesser of the number of full months the Executive has theretofore been employed by the Employer or thirty-six (36); plus (x) three (3) times the average of the three (3) most recent annual Performance Bonuses that the Executive received; provided, however, that if the Executive has been employed by the Employer for fewer than three (3) years at the date of termination, then the amount set forth in (x) above shall be equal to three (3) times the average of the annual Performance Bonus the Executive has theretofore received from the Employer. For purposes of calculating the Lump Sum Payment amounts due under (w) and (x) above, the Executive's employment with the Employer shall be agreed to have commenced on July 1, 1994. In the event of a termination governed by this subparagraph (b)(i) of
      Section 3, the Employer shall also: (y) notwithstanding the vesting schedule otherwise applicable, fully vest all of Executive's options outstanding under the First Industrial Realty Trust, Inc. 1994 Stock Incentive Plan ("SIP Options"), and awards outstanding under the First Industrial Realty Trust, Inc. Deferred Income Plan ("DIP Awards"), and allow a period of eighteen (18) months following the termination of employment for the Executive to exercise any such SIP Options; and (z) continue for the Executive (provided that such items are not available to him by virtue of other employment secured after termination) the perquisites, plans and benefits provided under the Employer's Perquisite Policy and Benefit Plans as of and after the date of termination, together with the Cash Allowances, as well as non-exclusive secretarial assistance, office space and accouterments [all items in (z) being collectively referred to as "Post-Termination Perquisites and Benefits"], for the lesser of the number of full months the Executive has theretofore been employed by the Employer or thirty six (36) months following such termination, subject to the proviso that all of the Post-Termination Perquisites and Benefits set forth above shall in all events terminate as of the Retirement Date. The payments and benefits provided under (w),
      (x), (y) and (z) above by the Employer shall not be offset against or diminish any other compensation or benefits accrued as of the date of termination.

           (ii) Payment to the Executive under this Section 3(b) will be made in a lump sum.

     (c) CONSTRUCTIVE TERMINATION. If at any time during the term of this Agreement, except in connection with a "for-cause" termination pursuant to paragraph (d) of this Section 3, the Executive is Constructively Discharged (as hereinafter defined), then the Executive shall have the right, by written notice to the Employer given within one hundred and

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twenty (120) days of such Constructive Discharge, to terminate his services hereunder, effective as of thirty (30) days after such notice, and the Executive shall have no rights or obligations under this Agreement other than as provided in Section 5 hereof. The Executive shall in such event be entitled to a Lump Sum Payment of Base Salary and Performance Bonus compensation [subject to the Age-Based Adjustments set forth in Section 3(h) below], as well as, up to (and terminating as of) the Retirement Date, all of the Post-Termination Prerequisites and Benefits, as if such termination of his employment had been effectuated pursuant to paragraph (b) of this Section 3.

For purposes of this Agreement, the Executive shall be deemed to have been "Constructively Discharged" upon the occurrence of any one of the following events:

           (i) The Executive is not re-elected to, or is removed from, both of the positions with the Employer set forth in Section 1 hereof, other than as a result of the Executive's election or appointment to positions of equal or superior scope and responsibility; or

           (ii) The Executive shall fail to be vested by the Employer with the powers, authority and support services normally attendant to any of said offices; or

           (iii) The Employer shall notify the Executive that the employment of the Executive will be terminated or materially modified in the future or that the Executive will be Constructively Discharged in the future; or

           (iv) The Employer changes the primary employment location of the Executive to a place that is more than fifty (50) miles from the primary employment location as of the Effective Date of this Agreement; or

           (v) The Employer otherwise commits a material breach of its obligations under this Agreement.

       (d) TERMINATION FOR CAUSE. The employment of the Executive and this Agreement may be terminated "for-cause" as hereinafter defined. Termination "for-cause" shall mean the termination of employment on the basis or as a result of: (i) the Executive's death or his permanent disability, which latter term shall mean the Executive's inability, as a result of physical or mental incapacity, substantially to perform his duties hereunder for a period of either six (6) consecutive months, or one hundred and twenty (120) business days within a consecutive twelve (12) month period; (ii) a material violation by the Executive of any applicable material law or regulation respecting the business of the Employer; (iii) the Executive being found guilty of, or being publicly associated with, to the Employer's detriment, a felony or an act of dishonesty in connection with the performance of his duties as an officer of the Employer, or the Executive's commission of an act which disqualifies the Executive from serving as an officer or director of the Employer; or (iv) the willful or negligent failure of the Executive to perform his duties hereunder in any material respect. The Executive shall be entitled to at least thirty
(30) days' prior written notice of the Employer's intention to terminate his employment for any cause (except the Executive's death), specifying

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the grounds for such termination, affording the Executive a reasonable opportunity to cure any conduct or act (if curable) alleged as grounds for such termination, and a reasonable opportunity to present to the Board his position regarding any dispute relating to the existence of such cause.

     (e) TERMINATION UPON DEATH. In the event payments are due and owing under this Agreement at the death of the Executive, such payments shall be made to such beneficiary, designee or fiduciary as Executive may have designated in writing, or failing such designation, to the executor or administrator of his estate, in full settlement and satisfaction of all claims and demands on behalf of the Executive. Such payments shall be in addition to any other death benefits of the Employer made available for the benefit of the Executive, and in full settlement and satisfaction of all payments provided for in this Agreement.

     (f) TERMINATION UPON DISABILITY. The Employer may terminate the Executive's employment after the Executive is determined to be disabled under the current Employer program or by a physician engaged by the Employer. In the event of a dispute regarding the Executive's "disability," such dispute shall be resolved through arbitration as provided in paragraph (d) of Section 9 hereof, except that the arbitrator appointed by the American Arbitration Association shall be a duly licensed medical doctor. The Executive shall be entitled to the compensation and benefits provided for under this Agreement during any period of incapacitation occurring during the term of this Agreement, and occurring prior to the establishment of the Executive's "disability" during which the Executive is unable to work due to a physical or mental infirmity. Notwithstanding anything contained in this Agreement to the contrary, until the date specified in a notice of termination relating to the Executive's disability, the Executive shall be entitled to return to his positions with the Employer as set forth in this Agreement, in which event no disability of the Executive will be deemed to have occurred.

     (g) TERMINATION UPON CHANGE OF CONTROL.

           (i) In the event of a Change in Control (as defined below) of the Employer and the termination of the Executive's employment by Executive or by the Employer under either 1 or 2 below, the Executive shall, subject to the Age-Based Adjustments described in Section 3(h) below, be entitled to a Lump Sum Payment equal to the sum of: (w) his monthly Base Salary then payable, multiplied by the lesser of the number of full months the Executive has theretofore been employed by the Employer or thirty-six (36); plus (x) three (3) times the average of the three (3) most recent annual Performance Bonuses that the Executive received; provided, however, that if the Executive has been employed by the Employer for fewer than three (3) years, then the amount set forth in (x) above shall be equal to three (3) times the average of the annual Performance Bonuses that the Executive has theretofore received from the Employer. The Employer shall also: (y) notwithstanding the vesting schedule otherwise applicable, fully vest all of Executive's options outstanding under the "SIP Options," as well as any awards outstanding under the "DIP Awards," and allow a period of eighteen (18) months following the termination of employment of the

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      Executive for the Executive's exercise of the SIP Options; and (z)
      continue for the Executive (provided that such items are not available to him by virtue of other employment secured after termination) all of the perquisites, plans and benefits provided under paragraph (c) of Section 2, as well as non-exclusive secretarial assistance, office space and accouterments, for the lesser of the number of full months the Executive has been employed by the Employer or thirty six (36) months following such termination. The payments and benefits provided under (w), (x), (y) and (z) above by the Employer shall not be offset against or diminish any other compensation or benefits accrued as of the date of termination.
      The following shall constitute termination under this paragraph:

                        1.   The Executive terminates
                             his employment under this Agreement pursuant to a written notice to that effect delivered to the Board within six (6) months after the occurrence of the Change in Control.

                        2.   Executive's employment is
                             terminated, including Constructively Discharged, by the Employer or its successor either in contemplation of or within two (2) years after the Change in Control, other than on a for-cause basis.

           (ii) For purposes of this paragraph, the term "Change in Control" shall mean the following:

                       1. The consummation of the acquisition by any person (as
                  such term is defined in Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act")) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of forty percent (40%) or more of the combined voting power embodied in the then-outstanding voting securities of the Employer; or

                       2. Approval by the stockholders of the Employer of:  (1)
                  a merger or consolidation of the Employer, if the stockholders of the Employer immediately before such merger or consolidation do not, as a result of such merger or consolidation, own, directly or indirectly, more than fifty percent (50%) of the combined voting power of the then outstanding voting securities of the entity resulting from such merger or consolidation in substantially the same proportion as was represented by their ownership of the combined voting power of the voting securities of the Employer outstanding immediately before such merger or consolidation; or (2) a complete or substantial liquidation or dissolution, or an agreement for the sale or other disposition, of all or substantially all of the assets of the Employer.

        Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because forty percent (40%) or more of the combined voting power of the

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      then-outstanding securities is acquired by:  (1) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained for employees of the entity; or (2) any corporation or other entity which, immediately prior to such acquisition, is owned directly or indirectly by the stockholders of the Employer in the same proportion as their ownership of stock in the Employer immediately prior to such acquisition.

           (iii) If it is determined, in the opinion of the Employer's independent accountants, in consultation with the Employer's independent counsel, that any amount payable to the Executive by the Employer under this Agreement, or any other plan or agreement under which the Executive participates or is a party, would constitute an "Excess Parachute Payment" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code") and be subject to the excise tax imposed by Section 4999 of the Code (the "Excise Tax"), the Employer shall pay to the Executive a "grossing-up" amount equal to the amount of such Excise Tax and all federal and state income or other taxes with respect payment of the amount of such Excise Tax, including all such taxes with respect to any such grossing-up amount. If at a later date, the Internal Revenue Service assesses a deficiency against the Executive for the Excise Tax which is greater than that which was determined at the time such amounts were paid, the Employer shall pay to the Executive the amount of such unreimbursed Excise Tax plus any interest, penalties and professional fees or expenses, incurred by the Executive as a result of such assessment, including all such taxes with respect to any such additional amount. The highest marginal tax rate applicable to individuals at the time of payment of such amounts will be used for purposes of determining the federal and state income and other taxes with respect thereto. The Employer shall withhold from any amounts paid under this Agreement the amount of any Excise Tax or other federal, state or local taxes then required to be withheld. Computations of the amount of any grossing-up supplemental compensation paid under this subparagraph shall be made by the Employer's independent accountants, in consultation with the Employer's independent legal counsel. The Employer shall pay all accountant and legal counsel fees and expenses.

        (h) AGE-BASED ADJUSTMENTS. It is recognized and acknowledged that Executive intends and wishes to retire by the Retirement Date, on which date he shall have attained the age of 70, which shall be the mandatory retirement age for senior management of the Employer. This Agreement shall accordingly terminate, on an automatic basis, as provided in Section 3(a) above, as of said Retirement Date. In addition, it is mutually acknowledged and agreed that the Lump Sum Payments owed to the Executive in the event of a termination of this Agreement pursuant to Section 3(b), 3 (c) or 3(g) hereof (respectively dealing with Premature Termination, Constructive Termination and Termination Upon Change of Control) shall be gradually reduced during the three (3) year pre-retirement transition period preceding the Retirement Date, by being made subject to "Age-Based Adjustments," based on the following schedule:


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              Age of Executive as of        % of Lump Sum Payments Due
              ----------------------       --------------------------
                Date of Termination         Per Age-Based Adjustment
              ----------------------        --------------------------

                       67                              75%
                       68                              50%
                       69                              25%
                       70                               0%

The foregoing Age-Based Adjustments shall apply against the Lump Sum Payments of Base Salary and Performance Bonus provided in Sections 3(b), 3(c) and 3(g) hereof, and shall not apply to the Post-Termination Perquisites and Benefits, which shall remain intact until the Retirement Date, whereupon they shall be completely terminated.

     4. CONFIDENTIALITY AND LOYALTY. The Executive acknowledges that heretofore or hereafter during the course of his employment he has produced and received, and may hereafter produce, receive and otherwise have access to various materials, records, data, trade secrets and information not generally available to the public (collectively, "Confidential Information") regarding the Employer and its subsidiaries and affiliates. Accordingly, during and subsequent to termination of this Agreement, the Executive shall hold in confidence and not directly or indirectly disclose, use, copy or make lists of any such Confidential Information, except to the extent that such information is or thereafter becomes lawfully available from public sources, or such disclosure is authorized in writing by the Employer, required by law or by any competent administrative agency or judicial authority, or otherwise as reasonably necessary or appropriate in connection with the performance by the Executive of his duties hereunder. All records, files, documents, computer diskettes, computer programs and other computer-generated material, as well as all other materials or copies thereof relating to the Employer's business, which the Executive shall prepare or use, shall be and remain the sole property of the Employer, shall not be removed from the Employer's premises without its written consent, and shall be promptly returned to the Employer upon termination of the Executive's employment hereunder. The Executive agrees to abide by the Employer's reasonable policies, as in effect from time to time, respecting confidentiality and the avoidance of interests conflicting with those of the Employer.

     5. NON-COMPETITION COVENANT.

     (a) RESTRICTIVE COVENANT. The Employer and the Executive have jointly reviewed the tenant lists, property submittals, logs, broker lists, and operations of the Employer, and have agreed that as an essential ingredient of and in consideration of this Agreement and the payment of the amounts described in Sections 2 and 3 hereof, the Executive

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hereby agrees that, except with the express prior written consent of the
Employer, for a period equal to the lesser of the number of full months the Executive has at any time been employed by the Employer or thirty-six (36) months after the termination of the Executive's employment with the Employer (the "Restrictive Period"), he will not directly or indirectly compete with the business of the Employer, including, but not by way of limitation, by directly or indirectly owning, managing, operating, controlling, financing, or by directly or indirectly serving as an employee, officer or director of or consultant to, or by soliciting or inducing, or attempting to solicit or induce, any employee or agent of Employer to terminate employment with Employer and become employed by any person, firm, partnership, corporation, trust or other entity which owns or operates a business similar to that of the Employer (the "Restrictive Covenant"). For purposes of this subparagraph (a), a business shall be considered "similar" to that of the Employer if it is engaged in the acquisition, development, ownership, operation, management or leasing of warehouse, distribution or light industrial property (i) in any geographic market or territory in which the Employer owns properties either as of the date hereof or as of the date of termination of the Executive's employment; or (ii) in any "Target Market" publicly identified by the Employer; or (iii) in any market in which an acquisition is pending at the time of the termination of the Executive's employment. If the Executive violates the Restrictive Covenant and the Employer brings legal action for injunctive or other relief, the Employer shall not, as a result of the time involved in obtaining such relief, be deprived of the benefit of the full period of the Restrictive Covenant. Accordingly, the Restrictive Covenant shall be deemed to have the duration specified in this paragraph (a) computed from the date the relief is granted but reduced by the time between the period when the Restrictive Period began to run and the date of the first violation of the Restrictive Covenant by the Executive. In the event that a successor of the Employer assumes and agrees to perform this Agreement or otherwise acquires the Employer, this Restrictive Covenant shall continue to apply only to the primary service area of the Employer as it existed immediately before such assumption or acquisition and shall not apply to any of the successor's other offices or markets. The foregoing Restrictive Covenant shall not prohibit the Executive from owning, directly or indirectly, capital stock or similar securities which are listed on a securities exchange or quoted on the National Association of Securities Dealers Automated Quotation System which do not represent more than five percent (5%) of the outstanding capital stock of any corporation.

     (b) REMEDIES FOR BREACH OF RESTRICTIVE COVENANT. The Executive acknowledges that the restrictions contained in Sections 4 and 5 of this Agreement are reasonable and necessary for the protection of the legitimate proprietary business interests of the Employer; that any violation of these restrictions would cause substantial injury to the Employer and such interests; that the Employer would not have entered into this Agreement with the Executive without receiving the additional consideration offered by the Executive in binding himself to these restrictions; and that such restrictions were a material inducement to the Employer to enter into this Agreement. In the event of any violation or threatened violation of these restrictions, the Employer shall be relieved of any further obligations under this Agreement, shall be entitled to any rights, remedies or damages available at law, in equity or otherwise under this Agreement, and shall be entitled to preliminary and temporary injunctive relief granted by a court of competent jurisdiction to prevent or restrain any such

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violation by the Executive and any and all persons directly or indirectly acting for or with him, as the case may be, while awaiting the decision of the arbitrator selected in accordance with paragraph (d) of Section 9 of this Agreement, which decision, if rendered adverse to the Executive, may include permanent injunctive relief to be granted by the court.

     6. INTERCORPORATE TRANSFERS. If the Executive shall be voluntarily transferred to an affiliate of the Employer, such transfer shall not be deemed to terminate or modify this Agreement, and the employing corporation to which the Executive shall have been transferred shall, for all purposes of this Agreement, be construed as standing in the same place and stead as the Employer as of the date of such transfer. For purposes hereof, an affiliate of the Employer shall mean any corporation or other entity directly or indirectly controlling, controlled by, or under common control with the Employer. The Employer shall be secondarily liable to the Executive for the obligations hereunder in the event the affiliate of the Employer cannot or refuses to honor such obligations. For all relevant purposes hereof, the tenure of the Executive shall be deemed to include the aggregate term of his employment by the Employer or its affiliate.

     7. INTEREST IN ASSETS. Neither the Executive nor his estate shall acquire hereunder any rights in funds or assets of the Employer, otherwise than by and through the actual payment of amounts payable hereunder; nor shall the Executive or his estate have any power to transfer, assign, anticipate, hypothecate or otherwise encumber in advance any of said payments; nor shall any of such payments be subject to seizure for the payment of any debt, judgment, alimony, separate maintenance or be transferable by operation of law in the event of bankruptcy, insolvency or otherwise of the Executive.

     8. INDEMNIFICATION.

        (a) The Employer shall provide the Executive (including his heirs, personal representatives, executors and administrators), during the term of this Agreement and thereafter throughout all applicable limitations periods, with coverage under the Employer's then-current directors' and officers' liability insurance policy, at the Employer's expense.

        (b) In addition to the insurance coverage provided for in paragraph (a) of this Section 8, the Employer shall defend, hold harmless and indemnify the Executive (and his heirs, executors and administrators) to the fullest extent permitted under applicable law, and subject to the requirements, limitations and specifications set forth in the Bylaws and other organizational documents of the Employer, against all expenses and liabilities reasonably incurred by him in connection with or arising out of any action, suit or proceeding in which he may be involved by reason of his having been an officer of the Employer (whether or not he continues to be an officer at the time of incurring such expenses or liabilities), such expenses and liabilities to include, but not be limited to, judgments, court costs and attorneys' fees and the cost of reasonable settlements.

        (c) In the event the Executive becomes a party, or is threatened to be made a party, to any action, suit or proceeding for which the Employer has agreed to provide insurance coverage or indemnification under this Section 8, the Employer shall, to the full

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extent permitted under applicable law, advance all expenses (including the reasonable attorneys' fees of the attorneys selected by Employer and approved by Executive for the representation of the Executive), judgments, fines and amounts paid in settlement (collectively "Expenses") incurred by the Executive in connection with the investigation, defense, settlement, or appeal of any threatened, pending or completed action, suit or proceeding, subject to receipt by the Employer of a written undertaking from the Executive covenanting: (i) to reimburse the Employer for all Expenses actually paid by the Employer to or on behalf of the Executive in the event it shall be ultimately determined that the Executive is not entitled to indemnification by the Employer for such Expenses; and (ii) to assign to the Employer all rights of the Executive to insurance proceeds, under any policy of directors' and officers' liability insurance or otherwise, to the extent of the amount of Expenses actually paid by the Employer to or on behalf of the Executive.

     9. GENERAL PROVISIONS.

        (a) SUCCESSORS; ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Executive, the Employer and his and its respective personal representatives, successors and assigns, and any successor or assign of the Employer shall be deemed the "Employer" hereunder. The Employer shall require any successor to all or substantially all of the business and/or assets of the Employer, whether directly or indirectly, by purchase, merger, consolidation, acquisition of stock, or otherwise, by an agreement in form and substance satisfactory to the Executive, expressly to assume and agree to perform this Agreement in the same manner and to the same extent as the Employer would be required to perform if no such succession had taken place.

        (b) ENTIRE AGREEMENT; MODIFICATIONS. This Agreement constitutes the entire agreement between the parties respecting the subject matter hereof, and supersedes all prior negotiations, undertakings, agreements and arrangements with respect thereto, whether written or oral. Except as otherwise explicitly provided herein, this Agreement may not be amended or modified except by written agreement signed by the Executive and the Employer.

        (c) ENFORCEMENT AND GOVERNING LAW. The provisions of this Agreement shall be regarded as divisible and separate; if any of said provisions should be declared invalid or unenforceable by a court of competent jurisdiction, the validity and enforceability of the remaining provisions shall not be affected thereby. This Agreement shall be construed and the legal relations of the parties hereto shall be determined in accordance with the laws of the State of Illinois as it constitutes the situs of the corporation and the employment hereunder, without reference to the law regarding conflicts of law.

        (d) ARBITRATION. Except as provided in paragraph (b) of Section 5, any dispute or controversy arising under or in connection with this Agreement or the Executive's employment by the Employer shall be settled exclusively by arbitration, conducted by a single arbitrator sitting in Chicago, Illinois, in accordance with the rules of the American Arbitration Association (the "AAA") then in effect. The arbitrator shall be selected by the parties from a list of eleven (11) arbitrators provided by the AAA, provided that no arbitrator shall be related
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


to or affiliated with either of the parties. No later than ten (10) days after the list of proposed arbitrators is received by the parties, the parties, or their respective representatives, shall meet at a mutually convenient location in Chicago, Illinois, or telephonically. At that meeting, the party who sought arbitration shall eliminate one (1) proposed arbitrator and then the other party shall eliminate one (1) proposed arbitrator. The parties shall continue to alternatively eliminate names from the list of proposed arbitrators in this manner until each party has eliminated five (5) proposed arbitrators. The remaining arbitrator shall arbitrate the dispute. Each party shall submit, in writing, the specific requested action or decision it wishes to take, or make, with respect to the matter in dispute, and the arbitrator shall be obligated to choose one (1) party's specific requested action or decision, without being permitted to effectuate any compromise or "new" position; provided, however, that the arbitrator is authorized to award amounts not in dispute during the pendency of any dispute or controversy arising under or in connection with this Agreement. The Employer shall bear the cost of all counsel, experts or other representatives that are retained by both parties, together with all costs of the arbitration proceeding, including, without limitation, the fees, costs and expenses imposed or incurred by the arbitrator. Judgment may be entered on the arbitrator's award in any court having jurisdiction; including, if applicable, entry of a permanent injunction under paragraph (b) of Section 5.

        (e) PRESS RELEASES AND PUBLIC DISCLOSURE. Any press release or other public communication by either the Executive or the Employer with any other person concerning the terms, conditions or circumstances of Executive's employment, or the termination of such employment, shall be subject to prior written approval of both the Executive and the Employer, subject to the proviso that the Employer shall be entitled to make requisite and appropriate public disclosure of the terms of this Agreement, without the Executive's consent or approval, as required under applicable statutes, and the rules and regulations of the Securities and Exchange Commission and New York Stock Exchange.

        (f) WAIVER. No waiver by either party at any time of any breach by the other party of, or compliance with, any condition or provision of this Agreement to be performed by the other party, shall be deemed a waiver of any similar or dissimilar provisions or conditions at the same time or any prior or subsequent time.

        (g) NOTICES. Notices given pursuant to this Agreement shall be in writing, and shall be deemed given when received, and, if mailed, shall be mailed by United States registered or certified mail, return receipt requested, postage prepaid. Notices to the Employer shall be addressed to the principal headquarters of the Employer, Attention: Chairman. Notices to the Executive shall be sent to the address set forth below the Executive's signature on this Agreement, or to such other address as the party to be notified shall have given to the other.

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

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

FIRST INDUSTRIAL REALTY TRUST, INC.,           MICHAEL T. TOMASZ
a Maryland corporation


By:  /s/ Jay H. Shidler                      /s/ Michael T. Tomasz
   -------------------------------------        ------------------------
         Jay H. Shidler                          Address of Executive:
         Chairman of the Board of Directors    ------------------------
                                                 2236 North Burling
                                                 Chicago, Illinois  60614







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